SMITH BARNEY MONEY FUNDS, INC.

SMITH BARNEY CASH PRTFOLIO
SMITH BARNEY GOVERNEMENT PORTFOLIO



Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
April 28, 2004 filed on April 28, 2004.
(Accession No. 0001193125-04-072401)